                                                                    EXHIBIT 23.6

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Source Information Management Company
St. Louis, Missouri


We hereby consent to the incorporation by reference in this Form S-3 Registration Statement of The Source Information Management Company of our report dated May 3, 1999, relating to the combined financial statements of MYCO, Inc. and RY, Inc., which is included in the current report on Form 8-K/A filed by The Source Information Management Company on June 24, 1999.

We also consent to the reference to use under the caption "Experts" in the Prospectus constituting a part of the Registration Statement.

/s/ Altschuler, Melvoin and Glasser LLP



Rolling Meadows, Illinois
March 1, 2000

                                     II - 13